Exhibit 10.3
SECOND AMENDMENT
TO THE
SERVICE CORPORATION INTERNATIONAL
RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS
     WHEREAS, Service Corporation International (the “Company”) adopted the Service Corporation International Retirement Plan for Non-Employee Directors (the “Non-Employee Directors’ Plan”) for the benefit of the non-employee directors of the Company;
     WHEREAS, the Board of Directors has determined that the Non-Employee Directors’ Plan should be amended to delete the provision in Section 2.1 regarding the establishment of a mandatory retirement age;
     NOW THEREFORE, Section 2.1 of the Non-Employee Directors’ Plan is hereby amended in its entirety to read as follows:
     “Upon ceasing to be a member of the Board of Directors of the Corporation for any reason, other than removal therefrom as provided in the By-laws of the Corporation and other than death (which is covered by Article IV), a Director shall be entitled to the retirement payments hereinafter provided, subject to the vesting schedule hereinafter stated.”
     IN WITNESS WHEREOF, by authority of the Board of Directors, this amendment is approved and adopted by the undersigned officer, and except as hereby amended the Non-Employee Directors’ Plan is hereby ratified and affirmed, this 10th day of November, 2010.
SERVICE CORPORATION INTERNATIONAL

By:	/s/ Gregory T. Sangalis Gregory T. Sangalis
Senior Vice President
General Counsel & Secretary
’10.Misc.Second Amendment to the SCI Retirement Plan